UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)              Election of New Director.  On October 6, 2008, the Board of Directors of J. C. Penney Company, Inc. (“Company”) announced that it had elected Jeffrey A. Rein as a member of the Board of Directors, effective December 9, 2008.  There are no arrangements or understandings between Mr. Rein and any other person pursuant to which he was elected as a director. Mr. Rein’s committee assignment has not yet been determined. The Company will promptly amend this Current Report on Form 8-K to identify such committee assignment when it has been determined.

In connection with his election to the Board, and pursuant to the terms of the Company’s 2005 Equity Compensation Plan, Mr. Rein will be granted an award of restricted stock units having a market value of $57,204 on December 12, 2008. This award represents a pro-rata amount of the current annual equity award to non-associate directors based on the effective date of Mr. Rein’s election.

A copy of the press release announcing Mr. Rein’s election to the Board is furnished herewith as Exhibit 99.1.

Item 9.01                 Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued October 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. By:	PENNEY COMPANY, INC. /s/ Jeffrey J. Vawrinek Jeffrey J. Vawrinek Acting Secretary

Date: October 6, 2008

EXHIBIT INDEX

Exhibit Number                           Description

99.1                                  J. C. Penney Company, Inc. News Release issued October 6, 2008